                                                                    EXHIBIT 10.7
                                                                    ------------

                             MIS SUPPORT AGREEMENT


          THIS MIS SUPPORT AGREEMENT ("Agreement") is made as of this 17th day of October, 1996 (the "Effective Date"), by and between Ryder Truck Rental, Inc., a Florida corporation with its principal place of business at 3600 N.W. 82nd Avenue, Miami, Florida 33166 ("Ryder") and Ryder TRS, Inc. (f/k/a RCTR Holdings, Inc.), a Delaware corporation with its principal place of business at 8669 N.W. 36th Street, Miami, Florida 33166 ("TRS"). Ryder and TRS are at times referred to herein individually as a "Party" and collectively as the "Parties".

          WHEREAS, Ryder and TRS are parties to an Asset and Stock Purchase Agreement dated September 19, 1996 (the "Asset Purchase Agreement"), under which TRS is purchasing from Ryder certain assets and businesses of Ryder's Consumer Truck Rental division ("Division") and, in order to facilitate the orderly transfer of certain assets of the Division to TRS and at TRS's request, Ryder agrees to provide certain MIS support services for the Division on a transitional basis and for a limited period after the Closing in accordance with the terms of this Agreement.

          NOW, THEREFORE, in consideration of the rights and obligations set forth herein and in the Asset Purchase Agreement, the adequacy of which is hereby acknowledged, the Parties agree as follows:

          1.  Definitions.  Capitalized terms used but not defined herein shall
              -----------
have the meanings set forth in the Asset Purchase Agreement.

          2.  Services to be Provided.
              -----------------------

          (a)  Transition Services.  Ryder hereby agrees to provide, or cause
               -------------------
its Affiliates (as defined hereinbelow) or a third party to provide, to TRS from and after the Closing, the administrative and support services described on Schedules A through K hereto (each, a "Transition Service" and collectively, the "Transition Services") for such period of time as TRS may determine to be desirable for the conduct of the Business, but not to exceed the maximum period for each such Transition Service as may be set forth in the applicable Schedule hereto (the "Maximum Service Period"). Unless Ryder otherwise agrees (in its sole discretion), and unless otherwise expressly set forth in the Schedules hereto, Ryder shall not be required to provide any Transition Service for more than twenty-four (24) months after the Closing.

          From time to time, TRS may request Ryder to perform certain services for its wholly owned subsidiary, RCTR, Inc.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

("RCTR"). TRS agrees to obtain from RCTR such authorizations as are necessary to accomplish such services. Ryder shall have no duty to inquire of TRS whether such authorizations have been obtained. Ryder may rely upon TRS' covenant in the second sentence of this paragraph. If, however, Ryder at any time has reason to doubt that any such necessary authorization has not been obtained, Ryder shall not be obligated to perform any duty to which the authorization relates, until such authorization shall have been obtained and evidence of such, reasonably satisfactory to Ryder, has been delivered to Ryder.

          (b)  Level of Transition Services.  The specific service levels and
               ----------------------------
limitations applicable to each Transition Service shall be set forth in the relevant Schedule therefor. Nothing in this Agreement shall oblige Ryder to act in breach of the requirements of any law, rule or regulation applicable to it or violate any rights of, or any agreements with, any third party.

          (c)  Third Party Providers.  Ryder, in its sole discretion, may (i)
               ---------------------
outsource all or any part of the Transition Services; and (ii) retain the services of third parties (including, without limitation, Affiliates, agents, consultants and subcontractors) to render all or any part of the Transition Services. Any and all such parties referred to in (i) and (ii) above are hereinafter referred to as "Third Party Providers." Ryder shall provide TRS at least thirty (30) days prior notice in the event Ryder elects to outsource Transition Services under any of Schedules A, B, C, F, J or K which include in excess of * in monthly billings with respect to any such Schedule, provided, however, that such notice shall not be required in the event of termination of any employee (other than for purposes of outsourcing) providing services hereunder. Ryder shall not utilize outsourcing for the purpose of diminishing the skill or manner with which Transition Services are performed.

          (d)  Former Employees.  Ryder shall be entitled to use, in the
               ----------------
provision of the Transition Services, a reasonable amount of the services of those former employees of Ryder who are employed by TRS as a result of the acquisition of certain assets relating to the Business by TRS, which employees shall be made available by TRS to Ryder for this purpose upon reasonable prior notice. The Scheduling of Services to be rendered by such employees by TRS shall be mutually agreed upon by the Transition Coordinators from time to time.

          (e)  New Equipment.  Ryder shall obtain on behalf of TRS any
               -------------
additional hardware or software required by Ryder to provide a Transition Service ("New Equipment"); provided, however, that no such purchase shall be
                           --------  -------
made on behalf of TRS in excess of $5,000 on any one (1) purchase order without the prior written consent of TRS's Transition Coordinator. Ryder shall not be liable for any delays in performing any Transition Service

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

resulting from TRS's failure to give timely approval of any required acquisition of New Equipment. Further, the parties agree that Ryder shall not be obligated to perform any Transition Service in the event any necessary New Equipment that is not approved by TRS pursuant to this section. Ryder shall (i) make commercially reasonable efforts to identify suppliers with the most favorable terms for any New Equipment, and (ii) act as TRS's agent in acquiring the New Equipment on behalf of TRS. TRS shall pay to Ryder, the supplier or a third party lessor, as applicable, the purchase, license or lease fees in respect of the New Equipment. Except as otherwise agreed in writing by the Parties or as otherwise provided in this Agreement, all rights in and title to any New Equipment purchased by Ryder on behalf of TRS and paid for by TRS shall belong to TRS.

          (f)  TRS Software.  Solely for purposes of the Transition Services
               ------------
and without limiting any of Ryder's rights under the Software License Agreement of even date herewith between Ryder and TRS, TRS hereby grants to Ryder the right to use, copy, modify and prepare derivative works of any software owned by, licensed by or used by TRS that is required by Ryder to provide a Transition Service, which license shall terminate effective upon the termination of the applicable Transition Service. TRS shall grant a similar license to any Third Party Provider that may be retained by Ryder to the extent necessary to render any Transition Service. TRS, at its expense, shall obtain all consents or approvals necessary to allow Ryder and Third Party Providers to exercise such rights as necessary to provide the Transition Services.

          (g)  Ryder's Access.  To the extent reasonably required for Ryder's
               --------------
personnel to perform the Transition Services, TRS shall provide Ryder's personnel and Third Party Providers with reasonable access to TRS's facilities, including, without limitation, office space and dealer locations, and telecommunications and computer equipment, systems and software. As a condition to providing any Transition Service, Ryder may restrict or prohibit any changes in the location of, certain telecommunications and computer equipment and systems being transferred to TRS pursuant to the Asset Purchase Agreement to the extent set forth in the applicable Schedules, and TRS shall be bound by all such requirements and restrictions.

          (h)  Software Provided by Ryder.  From time to time in connection with
               --------------------------
Ryder's rendering the Transition Services to TRS, Ryder may provide or make software available to TRS. Unless otherwise agreed to in writing by the Parties pursuant to a separate agreement, TRS shall not license, sublicense, lease, sublease, transfer, copy, modify, adapt, reverse engineer, de compile, disassemble, disclose or provide any such software, nor create derivative works therefrom or use the software to provide any services to third parties. Further, in no event shall such

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

software be transferred to any machine other than the one (1) machine upon which the software is installed, or to any location other than the location at which the software has been installed, without the express prior written consent of Ryder.

          (i)  Transition Coordinators.  Each of TRS and Ryder shall designate
               -----------------------
one (1) transition coordinator (each, a "Transition Coordinator" and collectively, the "Transition Coordinators") who will provide continuous oversight and coordination of, and communicate concerning disputes with respect to, the Transition Services who will be available to TRS and Ryder during normal business hours and who will be responsible for providing for, or delegating the provision of assistance regarding, the Transition Services. TRS and Ryder may from time to time substitute the persons serving as Transition Coordinators with other persons who, in the reasonable judgment of the Party ap pointing the Transition Coordinator, are qualified to serve in those positions.

          (j) As used herein the term "Year 2000 Issues" shall mean issues with respect to computer hardware and software systems arising out of the change from calendar year 1999 to calendar year 2000. Ryder currently plans to retain one or more Third Party Providers to ascertain the scope of services which may be required by Ryder as a result of Year 2000 Issues. The Parties agree that Ryder shall have no obligation whatsoever to (i) include any of TRS's hardware or software in said study, nor consult with TRS pertaining thereto or (ii) make any modifications to Ryder's or TRS's hardware or software as a result of any Year 2000 Issue, provided, that since a portion of Ryder's hardware and software
                 --------
will be utilized by TRS pursuant to the Asset Purchase Agreement, this Agreement and the Software License Agreement between the Parties of even date herewith, Ryder, at its sole expense, shall make said studies available to TRS. At the request of TRS and subject to (x) TRS's agreement to reimburse Ryder for any related increased costs and (y) Ryder's rights under its agreements with third party software developers who may be retained by Ryder, Ryder shall also make available to TRS any modifications to software shared by Ryder and TRS and which is being licensed to TRS by Ryder under the Software License Agreement, of even date, provided however that Ryder shall have no obligation to install any such modifications and disclaims all representations and warranties with respect thereto including without limitation the warranties of merchantability, fitness for a particular purpose and non-infringement.

          3.  Terms and Termination.
              ---------------------

          (a)  Early Termination.  Any specific Transition Service may be
               -----------------
terminated at TRS's election upon ninety (90) days, prior written notice to Ryder at any time prior to the expiration of the Maximum Service Period for such Transition Service

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

provided, however, that all Transition Services described on the same Schedule
--------  -------
(other than those Transition Services contained on Schedules A and K) must be terminated simultaneously. Any termination of any Transition Service shall not terminate this Agreement with respect to any other Transition Service then being provided subject to this Agreement. If any Transition Service is terminated by TRS, TRS may not elect to reinstitute such Transition Service.

          (b)  Term.  Unless earlier terminated by mutual agree ment of the
               ----
Parties or pursuant to the terms hereof, this Agreement will expire with respect to each Transition Service at the end of the Maximum Service Period for such Transition Service. TRS specifically acknowledges and agrees that all obligations of Ryder to provide each Transition Service shall immediately cease upon the expiration of the Maximum Service Period for such Transition Service (or any extension thereof which may be mutually agreed to by the Parties), and Ryder's obligations to provide all of the Transition Services shall immediately cease upon the termination of this Agreement. Upon the cessation of Ryder's obligation to provide any Transition Service, TRS shall immediately cease using, directly or indirectly, such Transition Ser vice (including, without limitation, any and all Ryder software or third party software and all computer and telecommunications services and equipment used in connection with Ryder's provision of such Transition Service, unless the same has been provided to TRS pursuant to a separate agreement).

          4.  Compensation; Taxes.
              -------------------

          (a)  Price of Services.  The Transition Services shall be provided to
               -----------------
TRS at the rates set forth on the applicable Schedules hereto.

          (b)  Billing.  Ryder shall invoice TRS weekly in arrears for all
               -------
charges for Transition Services to TRS, which invoice shall be accompanied by reasonable documentation or explanation supporting such charges, and TRS shall pay Ryder, as to time periods within the first year following the date hereof, no later than thirty (30) days after each invoice date, and as to all subsequent periods, no later than fifteen (15) days after each invoice date. All payments hereunder shall be made without deduction (except for charges billed in error), set off, recoupment or counterclaim. In the case of charges believed to be billed in error, TRS shall timely pay the undisputed portion of the invoice, and on or before the due date for payment of the charges ("Due Date"), TRS shall notify Ryder in writing of the portion believed to be billed in error and give Ryder an explanation, in reasonable detail, of the reasons for its belief. The due date for these disputed sums shall then be extended for ten (10) days (or such later time as both parties may agree in writing) from the Due Date to give the parties time to negotiate

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

resolution of the dispute, which both parties will do in good faith.

          All charges shall conclusively be presumed correct unless Ryder receives notice within one hundred eighty (180) days of the invoice date.

          All overdue amounts shall bear interest at a rate equal to the lower of: (i) ten percent (10%) per annum or (ii) the highest rate permitted by law ("Past Due Interest").

          At Ryder's request, TRS shall pay directly any and all fees payable to subcontractors that provide Transition Services to TRS.

          (c)  Additional Fees and Taxes Payable.  In addition to the payments
               ---------------------------------
described in Sections 2(e) and 4(a) hereof, TRS shall reimburse to Ryder an amount equal to the sum of: (i) subject to and without duplication of the provisions of Sections 2(e) and 4(a) hereof, all direct out-of-pocket fees and expenses (e.g. reasonable travel and lodging) incurred by Ryder in rendering the Transition Services, (ii) * (iii) any and all taxes (other than taxes based on Ryder's net income or gross income) assessed on the provision of the Transition Services (including, without limitation, personal property taxes which may be payable by Ryder or software licensed to or acquired by Ryder in order to render the Transition Services hereunder) without any offset or deduction of any nature whatsoever. Such costs, expenditures and taxes will be billed to TRS in the monthly invoices rendered pursuant to Section 4(a) hereof.
*  .

          (d)  Letter of Credit.  TRS shall obtain and maintain a letter of
               ----------------
credit, in favor of Ryder, in the amount of two and one half million dollars ($2,500,000.00), the issuer or confirming bank of which will be a bank reasonably acceptable to Ryder and the terms of which shall be substantially in accordance with the form attached hereto as Exhibit A (the "Letter of Credit") which may be drawn by Ryder in the event of Material Breach by TRS under clause 9(a)(i) of this Agreement or any of the other agreements between the parties of even date herewith entitled Vehicle Maintenance Agreement, Used Truck Sales Agreement, or Administrative Services Agreement as any of them may be amended from time to time or as otherwise provided in Schedule 9.6(c) of the Asset Purchase Agreement. Such Letter of Credit shall be for a term of at least one year. One master $2.5 million letter of credit which complies with the terms of this paragraph shall constitute the Letter of Credit under each of the foregoing listed agreements ("Support Agreements"). TRS shall be obligated to promptly replace the Letter of Credit or restore it to its full amount, respectively, should Ryder draw such Letter of Credit in full or in part due to the occurrence of a Material Breach under this Agreement.

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          Notwithstanding the foregoing, TRS may terminate, or not renew, the Letter of Credit after the first anniversary of the date hereof, if it is not in default of this Agreement at such time; provided, however, that should TRS, after such time either (i) commit a Material Breach of this Agreement due to failure to pay charges due hereunder or under any Support Agreement (except, if prevented by a force majeure under Section 11(c) below or (ii) twice within a twelve month period, fail to timely pay charges due hereunder or under any Support Agreement (except, if prevented by a force majeure under Section 11(c) below), then TRS shall again be obligated to obtain and maintain the Letter of Credit pursuant to the first two sentences of the previous paragraph, and to promptly replace the Letter of Credit or restore it to its full amount, respectively, should Ryder draw such Letter of Credit in full or in part due to the occurrence of a Material Breach under this Agreement. If, however, during the following twelve months TRS timely pays all charges coming due hereunder, and is not at such time otherwise in default of this Agreement, or in bankruptcy, then TRS may again terminate, or not renew, the Letter of Credit, and TRS's obligations hereunder to maintain the Letter of Credit shall cease, subject to the last stated proviso above.

          (e)  Financial Statements.  TRS agrees to provide Ryder with the
               --------------------
following financial statements and information on a quarterly basis (or upon Ryder's reasonable request from time to time) for the purpose of evaluating the creditworthiness of TRS: (i) TRS's Combined Balance Sheet in the form set forth in Exhibit B; (ii) TRS's Combined Statement of Earnings in the form set forth in Exhibit C; (iii) TRS's Interest Coverage Ratios; and (iv) TRS's Debt-to-Equity Ratio. Such information shall be provided to Ryder's credit department and shall not be disseminated beyond such department except to the Controller of Ryder and the Chief Financial Officer of its parent company.

          5.  Confidential Information.  Each Party will keep, and will cause
              ------------------------
its Affiliates to keep, confidential any and all Confidential Information of the other Party that it receives in the course of performing its obligations under this Agreement and will not, without the other Party's written consent, use any of such Confidential Information except in connection with per forming its obligations hereunder. Access to Confidential Information by officers, directors, employees and agents of each Party will be restricted on a "need-to-know" basis. In connection with the implementation of each Transition Service, the Transition Coordinators will mutually agree upon what methods are necessary, including, but not limited to, access controls, passwords and other security measures, to effect the purposes of this Section 5. Notwithstanding the foregoing, to the extent that a Party may become legally compelled, such Party may disclose such information if such Party shall first have afforded

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

the other Party reasonable opportunity to obtain an appropriate protective order or other assurance of confidential treatment for the information required to be disclosed. Upon termination of this Agreement, each Party will return, and will cause its Affiliates to return, to the other Party all tangible embodiments (in both written and electronic form, including all copies thereof) of the Confidential Information which are in its respective possession. Ryder and TRS agree that they will, if requested by the other Party, cause any employees or agents of it or its Affiliates who are engaged in providing Transition Services hereunder to agree in writing to be bound by the provisions of this Section 5.

          6.  Insurance; Indemnities.
              ----------------------

          (a) During the term of this Agreement, * will maintain the types of insurance in the coverage limits listed in the insurance policy schedule set forth below (each, an "Insurance Policy"):

                           INSURANCE POLICY SCHEDULE

TYPE OF INSURANCE POLICY          COVERAGE LIMITS

Commercial General Liability          *
Insurance Policy with Broad
Form Contractual Liability
Insurance Coverage (the "CGL
Insurance Policy")

In the event that any Insurance Policy provides coverage on a "claims made" form rather than on an occurrence form, * shall cause the coverage provided by each such policy to be kept in place for a period of * after the effective date of termination or expiration of this Agreement.

          TRS may  *  .

          (b)  Each liability Insurance Policy shall:

               (i) be written by an insurance company reasonably acceptable to * (it being understood that an insurance company rated A or better by A.M. Best & Company is acceptable);

               (ii) name * as an insured, and be amended to name * , its employees, officers, directors, contractors, agents and affiliates (each an "Additional Insured") as additional insureds as their interests may appear;

               (iii) provide that if such insurance is cancelled, or any material change is made in the coverage which affects the interest of any Additional Insured, such cancellation or

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

change shall not be effective as to the Additional Insured for ten (10) days after receipt by the Additional Insured of written notice from such insurers of such cancellation or change;

               (iv) be primary and without right of contribution from any other insurance which is carried by, or otherwise available to, any Additional Insured;

                 (v) provide that in respect of the interests of any Additional Insured in such policies, the insurance shall not be invalidated by any action or inaction of * or any other Person (other than * ) and shall insure each Additional Insured regardless of any breach or violation of any warranty, declaration or condition contained in such policies by * or any other Person (other than * );

                 (vi) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each Additional Insured; and

                 (vii) in accordance with the terms and conditions of the contractual liability coverage provided by such Insurance Policy, insure the obligations of * to indemnify the Additional Insureds hereunder.

The first  *  of general liability insurance shall be on an occurrence form.

          (c) At least once a year, from time to time at * request, and any time a new policy is to go into effect, * shall provide * with insurance certificates and other evidence, reasonably satisfactory to * , that the benefits and coverage required by this Section 6 are in full force and effect. The certificate shall describe the perils covered by each policy of insurance then in force, identify the insurer or insurers with which such policies of insurance are carried and maintained, specify the amounts of insurance coverage provided against each such peril, and describe the provisions contained in such policies of insurance so as to evidence compliance with the requirements of this
Article 6. * shall have no duty to examine such insurance certificates or the Insurance Policies to verify compliance. * shall provide a copy of its insurance policies to * promptly following a request therefor, if available.

          (d) Notwithstanding anything to the contrary in this Agreement, neither party shall be liable for, and each party waives and releases the other party from (and as to * damages, * indemnifies and holds harmless * from), ANY AND ALL INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES,

* CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, LOSS OF USE, OR BUSINESS INTERRUPTION, EVEN IF SUCH DAMAGES ARE FORESEEABLE.

          7.  TRS's Exclusive Remedy.
              ----------------------

          (a)  Corrective Remedy.  TRS agrees that the remedy available to it in
               -----------------
the event of a material failure of Ryder to provide any Transition Service (other than any failure due to the gross negligence or willful misconduct of Ryder) should be addressed to correcting said failure, rather than to penalizing Ryder. In recognition of this aim, TRS's sole and exclusive remedy for such a failure shall be that Ryder shall use com mercially reasonable efforts to complete performance of the applicable Transition Service within a commercially reasonable time.

          (b)  Limitation of Remedy.
               --------------------

               (i) The corrective remedy set forth in Section 7(a) hereof shall not apply if Ryder's failure to meet any of its obligations hereunder is due to a failure by TRS or any third party retained by TRS to provide services, data or materials that Ryder requires to perform the Transition Services;

               (ii) Ryder shall be excused from the corrective remedy set forth in Section 7(a) if and to the extent that: (i) Ryder's failure to meet its obligations as to the Transition Service at issue is a direct or indirect result of TRS's failure to timely and accurately perform its responsibilities as set forth in this Agreement and (ii) TRS fails to provide reasonable cooperation in completing performance and correcting the problems that led to the failure at issue.

          (c)  Adequacy of Remedy.  TRS ACKNOWLEDGES AND AGREES THAT THE
               ------------------
EXCLUSIVE REMEDY SET FORTH HEREIN SHALL NOT BE DEEMED OR ALLEGED BY TRS TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

          8.  Disclaimer of Warranties.
              ------------------------

          (a) EXCEPT AS PROVIDED IN SECTION 6(e) ABOVE AND AS PROVIDED IN SCHEDULE A HEREOF OR AS OTHERWISE EXPRESSLY SET FORTH HEREIN OR IN THE ASSET PURCHASE AGREEMENT, RYDER MAKES NO WARRANTIES, EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT) REGARDING THE TRANSITION SERVICES OR ANY GOODS (INCLUDING, WITHOUT LIMITATION, COMPUTER AND TELECOMMUNICATIONS HARDWARE AND SOFTWARE) WHICH MAY BE PROVIDED OR MADE AVAILABLE TO TRS IN CONNECTION WITH THE PROVISION OF THE TRANSITION SERVICES HEREUNDER.

* CONFIDENTIAL PORTIONS OMMITED AND FILED SEPERATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          9.  Default.
              -------

          (a)  Material Breach.  If at any time any party is in Material Breach
               ---------------
of this Agreement, then in addition to all other rights and remedies available under applicable law or in equity, the other party shall have the right to terminate this Agreement without further notice or demand. "Material Breach" shall mean (i) as to a failure of payment, that full payment has not been received within five (5) days, after the owing party's receipt of written notice that the payment was due, and (ii) as to any other type of failure, a material failure of performance of such party's obligations under this Agreement, if such failure remains uncured thirty (30) days after receipt of written notice of the failure and (iii) as to TRS, failure to cause the replacement or restoration of the Letter of Credit, as applicable within five (5) days following its complete or partial draw due to the occurrence of a Material Breach hereunder except as to (i), (ii) or (iii) above, if prevented by a force majeure under Section 11(c) below.

          (b)  Bankruptcy; Insolvency.  This Agreement shall automatically
               ----------------------
terminate, without notice required upon the occurrence of any of the following events:

               (i) the other Party voluntarily enters into proceedings in bankruptcy or insolvency;

                 (ii) the other Party shall make an assignment for the benefit of creditors;

                 (iii) a petition shall be filed against the other Party under a bankruptcy law, a corporate reorganization law, or any other law for the relief of debtors (or similar law in purpose or effect) and such petition shall not have been dismissed within sixty (60) days; or

                 (iv) the other Party enters into liquidation or dissolution proceedings.

          (c)  Draws on Letter of Credit.  Subject to the provisions of the
               -------------------------
next paragraph, in the event of Material Breach by TRS pursuant to clause (i) of
Section 9(a), Ryder may draw from the Letter of Credit, without court proceeding, order or otherwise, such sums to which Ryder is entitled due to TRS's Material Breach, and Ryder shall apply such sums against such entitlement. If the application of such sums is sufficient to cure the Material Breach, including Past Due Interest owed to date of draw, then the Material Breach shall be deemed cured and Ryder shall not terminate this Agreement due to such Material Breach; if the application of such sums is not sufficient for such purpose, then Ryder may terminate this Agreement due to the Material

* CONFIDENTIAL PORTIONS OMMITED AND FILED SEPERATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Breach pursuant to Section 9(a). It is agreed, however, that if it shall later be determined by a court of competent jurisdiction or by mutual agreement of the parties that TRS did not in fact owe Ryder all of the sums drawn from the Letter of Credit, then Ryder shall return those sums not owed with interest thereon computed at the same annual rate of interest as set forth above in the definition of "Past Due Interest."

          If and to the extent a failure of payment by TRS arises from an assertion by TRS, timely disputed pursuant to Section 9(a), that Ryder did not perform a service billed to TRS, then Ryder shall not be entitled to draw the Letter of Credit with respect to such failure of payment until the later of (i) such time as Ryder would be entitled to draw the Letter of Credit under the preceding paragraph, (ii) fifteen business days after the date Ryder notifies TRS in writing that Ryder has investigated the dispute and that its records or its personnel confirm the service to have been performed and has offered TRS access to such records or personnel or (iii) such date as Ryder and TRS mutually agree in writing. It is agreed that the foregoing sentence does not apply to a dispute over the quality or conformity of the service or to any attempt by TRS to set off another matter against Ryder's invoice.

          (d)  Collection Costs; Attorneys' Fees.  In the event either Party
               ---------------------------------
resorts to litigation, arbitration or other proceeding to enforce its rights under this Agreement, the prevailing party will be entitled to reasonable attorney's fees, costs and expenses.

          10.  No Hiring or Solicitation.  TRS covenants to Ryder that neither
               -------------------------
it nor its affiliates controlled by it shall solicit or induce any employee of Ryder or a Ryder Affiliate who provides services to accept employment with TRS or any Affiliate of TRS hereunder during the term in which such services are provided or within one year thereafter, without the prior written consent of Ryder. It is understood, however, that Ryder will not unreasonably withhold its consent as to any employee who has been primarily engaged in providing services to TRS hereunder during the six months prior to termination of those services. Ryder agrees that neither advertising of employment positions nor post-closing contact of an employee of Ryder by a contracted head hunter for TRS who is not told to target one or more of those employees nor a contact to TRS or an Affiliate controlled by TRS initiated post-closing by one of those employees regarding employment shall be considered "solicitation" or "inducement" or an attempt to do so.

          11.  Miscellaneous.
               -------------

          (a)  Relationship of the Parties.  It is expressly understood and
               ---------------------------
agreed that in rendering the Transition Services

* CONFIDENTIAL PORTIONS OMMITED AND FILED SEPERATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

hereunder, Ryder is acting as an independent contractor and that this Agreement does not constitute either Party as an employee, partner, joint venturer, agent or other representative of the other Party for any purpose whatsoever. Neither Party has the right or authority to enter into any contract, warranty, guarantee or other undertaking in the name of or for the account of the other Party, or to assume or create any obligation or liability of any kind, express or implied, on behalf of the other Party, or to bind the other Party in any manner whatsoever, or hold itself out as having any right, power or authority to create any such obligation or liability on behalf of the other or to bind the other Party in any manner whatsoever (except as to any actions taken by either Party at the express written request and direction of the other Party).

          (b)  Dispute Resolution.  In the event of any dispute or disagreement
               ------------------
between the Parties with respect to the interpretation of any provision of this Agreement, or with respect to the performance of either Party hereunder, the Parties' respective Transition Coordinators will meet for the purpose of resolving the dispute. If the Transition Coordinators are unable to resolve the dispute within five (5) working days, or as otherwise agreed, the dispute will be submitted to an executive officer of each party (the "Representatives") who will meet as often as the parties reasonably deem necessary in order to gather and furnish to each other all essential, non-privileged information that the parties believe germane to resolution of the matter at issue. During the course of these non-judicial dispute resolution procedures, documents used to resolve the dispute shall be limited to essential, non-privileged information. All requests shall be made in good faith and be reasonable in light of the economics and time efficiencies intended by the dispute resolution procedures. The Representatives may mutually agree to appoint a neutral advisor to facilitate negotiations and, if requested by both parties, to render non-binding opinions. No formal proceedings for the resolution of any dispute may be commenced until thirty (30) days following initiation of negotiations under this Section 11(b) or for such shorter period as the parties may mutually agree to in writing. The provisions of this Section 11(b) will not apply (a) to an action to seek injunctive relief to stay a breach of this Agreement or otherwise, (b) in the event of TRS's failure to pay Ryder in accordance with the terms set forth in
Section 4 hereof or (c) to an action to seek specific performance of Ryder's willful failure to perform its obligations under this Agreement.

          (c)  Force Majeure.  Neither party shall be liable for its failure or
               -------------
delay in fulfilling its obligations hereunder, if such failure or delay is caused by fire, flood, weather conditions or other Acts of God, invasions, insurrections, riots, closing of the public highways, strike, lockout or other labor dispute, civil unrest, war or any other reason beyond the rea-

* CONFIDENTIAL PORTIONS OMMITED AND FILED SEPERATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

sonable control of the party. In the case of strikes, lockouts or other labor disputes, it is understood that such event is beyond the reasonable control of the party suffering the event unless and until the party is able to resolve it in a manner which such party deems reasonable and appropriate.

          (d)  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

          (e)  Governing Law; Jurisdiction and Forum.
               -------------------------------------

          (i) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof, except for matters of Florida corporate law, as to which such law shall apply.

          (ii) Ryder and TRS hereby irrevocably submit to the jurisdiction of any New York State or Federal court sitting in the City of New York in any action or proceeding arising out of this Agreement or the transactions contemplated hereby. Ryder and TRS hereby irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

          (iii) By the execution and delivery of this Agreement, TRS (i) irrevocably designates and appoints Jay Alix & Associates ("JA&A"), 575 Fifth Avenue, New York, New York 10017, as its authorized agent upon which process may be served in any action or proceeding arising out of or relating to this Agreement so long as JA&A maintains a place of business at an address in New York City; provided that TRS may at any time designate and appoint in lieu of JA&A The Corporation Trust Company ("CTC") care of CT Corporation System, at
                                     ---
1633 Broadway, 23rd floor, in the City of New York, County of New York, State of New York to so serve, (ii) submits to the personal jurisdiction of any state or federal court in the State of New York in any such action or proceeding, and
(iii) agrees that service of process upon CTC shall be deemed in every respect effective service of process upon TRS in any such action or proceeding. TRS further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CTC in full force and effect so long as this Agreement shall be in effect. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

* CONFIDENTIAL PORTIONS OMMITED AND FILED SEPERATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          (f)  Entire Agreement.  This Agreement and the Schedules and Exhibits
               ----------------
hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon anyone not a party hereto any rights or remedies hereunder.

          (g)  Notices.  All notices shall be in writing and delivered
               -------
personally or sent by nationally recognized overnight delivery service (e.g., Federal Express) or registered or certified mail, return receipt requested, to the appropriate address set forth below. Notices to Ryder shall be addressed to:

               Ryder Truck Rental, Inc.
               3600 N.W. 82nd Avenue
               Miami, Florida  33166
               Attention: President

               with a copy to:

               Ryder System, Inc.
               3600 N.W. 82nd Avenue
               Miami, Florida  33166
               Attention:  General Counsel


or at such other address and to the attention of such other person as Ryder may designate by written notice to TRS. Notices to TRS shall be addressed to:

               Ryder TRS, Inc.
               c/o Questor Management Company
               4000 Town Center Suite 530
               Southfield, MI  48075
               Attention:  President

               with a copy to:

               Ryder TRS, Inc.
               8669 N.W. 36th Street
               Miami, FL  33166
               Attention:  Gerald R. Riordan

               Willkie Farr & Gallagher
               153 East 53rd Street
               New York, NY  10022
               Attention:  Thomas M. Cerabino, Esq.

* CONFIDENTIAL PORTIONS OMMITED AND FILED SEPERATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

or at such other address and to the attention of such other person as TRS may designate by written notice to Ryder.

          (h)  Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that neither party may assign this Agreement without the prior written consent of the other party. Notwithstanding the foregoing: (1) TRS may assign this Agreement, upon 10 days' prior written notice to and without the consent of Ryder, to a party who purchases or acquires, as a going concern, the business of TRS or all or substantially all of TRS's assets, provided, however, that any assignee of this Agreement must (A) agree with Ryder, in writing, to be bound by the terms and provisions hereof,
(B) have a debt/equity ratio as good as, TRS's at the time of execution hereof,
(C) be the assignee of the competition provisions in Section 6.2(d) of the Asset Purchase Agreement and the following agreements defined in the Asset Purchase Agreement (to the extent such agreements are still existing at the time of such assignment): (i) the Copyright License Agreement, (ii) the Software License Agreement, (iii) the Trademark Agreement, (iv) the Administrative Services Agreement, (v) the Vehicle Maintenance Agreement, (vi) the Dealer Agreement and
(vii) the Used Truck Sales Agreement, and (D) not be one of the parties set forth in paragraph number 8 on Schedule 3 of the Trademark Agreement, (2) Ryder may assign this Agreement upon 10 days' prior written notice to and without the consent of TRS, to a party who purchases or acquires as a going concern, the business of Ryder or all or substantially all of Ryder's assets, provided, however, that any assignee of this Agreement must (A) agree with TRS, in writing, to be bound by the terms and provisions hereof, and (B) have a debt/equity ratio as good as, Ryder's at the time of execution hereof. TRS may assign its rights hereunder to any lenders which provide financing to TRS for the purpose of consummating the transactions contemplated under the Asset Purchase Agreement, or refinancing any such financing, including any successors thereto.

          (i)  Headings; Definitions.  The headings contained in this Agreement
               ---------------------
are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

          (j)  Amendments and Waivers.  This Agreement may not be modified or
               ----------------------
amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of

* CONFIDENTIAL PORTIONS OMMITED AND FILED SEPERATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

          (k)  Interpretation; Absence of Presumption.  This Agreement shall be
               --------------------------------------
construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

          (l)  Severability.  Any provision hereof which is invalid or
               ------------
unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

                            (CONTINUED ON NEXT PAGE)

* CONFIDENTIAL PORTIONS OMMITED AND FILED SEPERATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

          IN WITNESS WHEREOF, the parties have caused this MIS Support Agreement to be executed by their duly authorized officers as of the date first written above.


RYDER TRUCK RENTAL, INC.            RYDER TRS, INC. (F/K/A
"RYDER"                             RCTR HOLDINGS, INC.)
                                    "TRS"


By:/s/ Dwight D. Denny              By:  /s/Wallace L. Rueckel
   -------------------                   ---------------------
       Dwight D. Denny                   Wallace L. Rueckel
       Executive V.P.-Development        Senior Vice President
                                              & Treasurer

* CONFIDENTIAL PORTIONS OMMITED AND FILED SEPERATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.